SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NORTHWEST BANCORPORATION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

April 9, 2007

Dear Shareholder:

You will find herein the following enclosures:

•	Notice of Annual Meeting of Shareholders to be held May 14, 2007

•	Proxy Statement

•	Proxy Card

•	Annual Report on Form 10-KSB (without exhibits) for the fiscal year ended December 31, 2006 (included in the Annual Report to Shareholders)

•	Annual Report to Shareholders for the fiscal year ended December 31, 2006; the Report compares the consolidated financial operation for the two years ended December 31, 2006 and 2005

As noted in the Proxy Statement, you are being asked at the Annual Meeting (1) to elect five Directors for a three-year term, and (2) to ratify the selection of Moss Adams, LLP as the independent registered public accounting firm.

More information about the Annual Meeting is included in the enclosed Proxy Statement.

Please call Holly A. Austin (the Secretary of the Company) or myself (509-456-8888) with any questions that you may have concerning the enclosed material. Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote now by signing and dating the enclosed proxy card and returning it in the enclosed self-addressed, stamped envelope as soon as possible. It is important that all individuals listed on the mailing label sign the proxy card.

Thank you for your cooperation and immediate attention given to this matter.

Sincerely,

/S/ RANDALL L. FEWEL

Randall L. Fewel

President & Chief Executive Officer

NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

Notice of Annual Meeting of Shareholders

to be held May 14, 2007

TO THE SHAREHOLDERS OF NORTHWEST BANCORPORATION, INC.:

The Annual Meeting of Shareholders of Northwest Bancorporation, Inc. (the "Company") will be held in the facilities of Inland Northwest Bank situated at 421 West Riverside (corner of Riverside and Stevens), Spokane, Washington on Monday, May 14, 2007 at 5:30 p.m. (PDT) for the following purposes:

(1)	To elect five persons as Directors for a three-year term.

(2)	To consider and vote upon a proposal to ratify the selection of Moss Adams, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2007.

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on March 30, 2007 has been designated as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors

/S/ WILLIAM E. SHELBY

William E. Shelby

Chairman

Spokane, Washington

April 9, 2007

Your Vote Is Important

We consider the vote of each shareholder to be important, whatever the number of shares held. Whether or not you are able to attend the Annual Meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope at your earliest convenience. The prompt return of your proxy card will help to avoid further expense for your Company.

The Board of Directors recommends that you vote for (1) the five nominees for Director and (2) the proposal to ratify the selection of Moss Adams, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2007. Please return the enclosed proxy card promptly.

Northwest Bancorporation, Inc.

421 West Riverside

Spokane, Washington 99201

i

NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

PROXY STATEMENT

Proxies, Solicitation and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Bancorporation, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held in the facilities of Inland Northwest Bank situated at 421 West Riverside (corner of Riverside and Stevens), Spokane, Washington, on Monday, May 14, 2007 at 5:30 p.m. (PDT) or any adjournments thereof. The Board of Directors is sending this Proxy Statement and the enclosed proxy card to shareholders of record on or about April 9, 2007.

The enclosed proxy, if properly signed and returned, will be voted in accordance with the instructions specified thereon. If no instructions are specified, the enclosed proxy will be voted for (1) the five nominees for Director and (2) the ratification of the selection of the independent registered public accounting firm. A shareholder who has delivered a proxy may revoke it at any time before it is exercised by filing an instrument of revocation with the Secretary of the Company or by delivering a duly signed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting and notifying the Secretary that the shareholder intends to vote in person. Attendance at the Annual Meeting without requesting the opportunity to vote in person will not constitute the revocation of a proxy.

The close of business on March 30, 2007 has been designated as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of March 30, 2007, the Company had 2,236,460 shares of common stock outstanding, held of record by 419 shareholders. Each share of common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting (in the case of the election of Directors, one vote for each Director position up for election). Shareholders of the Company are not entitled to exercise cumulative voting rights in the election of Directors.

The holders of a majority of the shares outstanding on the record date for the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The favorable vote of a majority of the votes cast at the Annual Meeting is necessary for the election of the five persons as directors and the ratification of the selection of the accountants. Abstentions and “broker non-votes” will be counted as shares that are present at the Annual Meeting for purposes of determining a quorum. Abstentions and “broker non-votes,” however, will not be counted as either votes for or against any item, which means that they will have no effect upon the election of Directors or the ratification of the selection of the independent registered public accounting firm.

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company's bank subsidiary, Inland Northwest Bank (the "Bank"), without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by completing and returning the enclosed proxy card will help to avoid additional expense.

1.    ELECTION OF DIRECTORS

Composition of Board of Directors and Staggered Terms

As authorized by the Bylaws, the Board of Directors, by resolution, has set the size of the Board at fifteen members, divided into three classes. Directors within each class are elected to three-year terms, meaning that under ordinary circumstances, at any given time, approximately one-third of the Board of Directors would be in its first year of service, one-third would be in its second year of service and another one-third would be in its third year. The same persons currently serve as Directors of the Bank.

The staggered term arrangements for Directors of the Company are the same as the staggered term arrangements for Directors of the Bank.

Nominees for Election as Directors at the Annual Meeting

Five of the fifteen present Director positions have terms expiring, and are up for election, at this Annual Meeting. Phillip L. Sandberg and James R. Walker are retiring as Directors with the expiration of their terms. Continuing Directors fill eight positions. The persons elected to such positions at the Annual Meeting will serve for a three-year term ending with the Annual Meeting to be held in 2010 and until their successors are duly elected and qualified. The Board of Directors has nominated the five persons listed below for election as Directors of the Company at this Annual Meeting. The Board of Directors recommends that the shareholders vote for the election of all five nominees. Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of the nominees.

Name	Age	Recent Business and Professional Experience

Katie Brodie	60	Ms. Brodie has been a director of the Bank and the Company since November 21, 2006. During the past five years, Ms. Brodie worked as property manager for Idaho Forest Industries, served as County Commissioner of Kootenai County, Idaho from 2004 to 2006 and is currently executive director of Concerned Business of North Idaho.

Clark H. Gemmill	63	Mr. Gemmill has been a director of the Bank since its incorporation on May 26, 1989 and a director of the Company since March 30, 1992. During the past five years, he has been a Vice President with UBS Financial Services, Inc., a financial investment firm with a branch office in Spokane, Washington.

Frederick M. Schunter	70	Mr. Schunter has been a director of the Bank since its incorporation on May 26, 1989 and, until his retirement on June 30, 2001, was President and Chief Executive Officer of the Bank. He has been a director of the Company since December 10, 1991 and was President of the Company prior to his retirement. From June 10, 2002 through December 31, 2005, when he retired, Mr. Schunter served as the President of Northwest Business Development Association, a non-profit Certified Development Company that assists small business borrowers in acquiring loans guaranteed by the U.S. Small Business Administration or other government or private entities.

William E. Shelby	68	Mr. Shelby has been a director of the Bank since its incorporation on May 26, 1989 and Chairman of the Bank Board since May 16, 1995. He has been a director of the Company since March 30, 1992 and Chairman of the Company’s Board since May 21, 1996. For the five years prior to his retirement on December 31, 2003, Mr. Shelby had been the Vice President of Store Development for U.R.M. Stores, Inc.

Name	Age	Recent Business and Professional Experience

Jennifer West	42	Ms. West has been a director of the Bank and the Company since November 21, 2006. During the past five years, Ms. West has worked as General Manager of the Spokane office of Hill & Knowlton, an international company specializing in public relations and public affairs. In December 2006, she was named Chief Operating Officer of the three Northwest offices of Rocky Hill & Knowlton.

Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. The Company knows of no reason why any nominee would be unable or unwilling to serve if elected. If any nominee becomes unavailable for election, the persons named in the enclosed proxy will vote for such other nominee as the Board of Directors may recommend. There are no arrangements or understandings between any nominee and any other nominee under which the director or nominee has been selected to serve as a director.

Continuing Directors

Directors with terms expiring in 2008

Name	Age	Recent Business and Professional Experience

Dwight B. Aden, Jr.	64	Mr. Aden has been a director of the Bank and the Company since May 20, 1996. For the five years prior to his retirement, in 1997, Mr. Aden was a senior member and an owner of Jones & Mitchell Insurance Co., an insurance brokerage firm in Spokane, Washington.

Jimmie T.G. Coulson	73	Mr. Coulson has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. During the past five years, Mr. Coulson has been the President and Chief Executive Officer of The Coeur d'Alenes Company, a steel service center and fabrication facility located in Spokane, Washington.

Harlan D. Douglass	69	Mr. Douglass has been a director of the Bank since May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Douglass's primary business activities consist of the management of a diversified real estate business, including multifamily and commercial projects.

Freeman B. Duncan	60	Mr. Duncan has been a director of the Bank and the Company since May 20, 1996. Mr. Duncan is an attorney specializing in real estate matters.

Donald A. Ellingsen, M.D.	70	Dr. Ellingsen has been a director of the Bank and the Company since May 20, 1996. Prior to his retirement on June 30, 1998, Dr. Ellingsen was an ophthalmologist and a member of the Spokane Eye Clinic, Spokane, Washington.

Directors with terms expiring in 2009

Name	Age	Recent Business and Professional Experience

Randall L. Fewel	58	Mr. Fewel has been a director of the Bank and the Company since May 16, 2000 and has served as the President and Chief Executive Officer of the Bank and the Company since July 1, 2001. Mr. Fewel has been employed by the Bank since 1994. He previously served as its Chief Operating Officer and, prior to that, as its Senior Loan Officer.

Bryan S. Norby	50	Mr. Norby has been a director of the Bank since August 15, 1989, and a director of the Company since March 30, 1992. Mr. Norby is a certified public accountant and during the past five years has been President, after previously serving as Treasurer and Financial Analyst, for a Boise, Idaho based business enterprise.

Richard H. Peterson	72	Mr. Peterson has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. During the past five years, Mr. Peterson was a Senior Vice President of First Union Securities at its branch in Spokane and currently is a Senior Vice President with Ragen MacKenzie, a financial investment firm, also with a branch office in Spokane, Washington.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. We regularly monitor developments in the area of corporate governance.

Code of Ethics

The Company has a code of ethics that applies to the Company's chief executive officer, chief financial officer, principal accounting officer and persons performing functions similar to a controller, as well as other officers, directors and employees of the Company. The code of ethics was filed as an exhibit to the Company’s 2005 Annual Report. The Company will provide to any person, without charge, upon request, a copy of such code of ethics. A person may request a copy by writing or telephoning the Company at the following address:

Northwest Bancorporation, Inc.

Attention: Christopher C. Jurey

421 W. Riverside Avenue

Spokane, WA 99201

(509) 456-8888

Director Independence

The Board has analyzed the independence of each director and nominee and has determined that the following members of the Board meet the applicable laws and listing standards regarding “independence” required by National Association of Securities Dealers (“NASDAQ”), and that each such director is free of relationships that would interfere with the individual exercise of independent judgment. In determining the independence of each director, the Board considered many factors, including any loans made to a Director, each of which were made on the same terms as comparable transactions made with other persons. Such arrangements are discussed in detail in the section entitled “Transactions with Management and Others” and “Transactions with Affiliated Party.”

Based on these standards, the Board determined that each of the following non-employee directors, including nominated and continuing directors, is independent and has no relationship with the Company, except as a director and shareholder:

Dwight B. Aden, Jr.

Katie Brodie

Jimmie T.G. Coulson

Harlan D. Douglass

Freeman B. Duncan

Donald Ellingsen, MD

Clark H. Gemmill

Bryan S. Norby

Richard H. Peterson

Frederick M. Schunter

William E. Shelby

Jennifer West

In addition, based on such standards, the Board determined that Randall L. Fewel, who serves as the President and Chief Executive Officer of the Company, is not independent because he is an executive officer of the Company.

Committees and Meetings of the Board of Directors

The Boards of Directors of the Company and the Bank have established a joint Audit Committee and the Board of Directors of the Company has designated a Nominating and Corporate Governance Committee. The Bank Directors have established a Compensation Committee.

Audit Committee

The members of the Audit Committee are Mr. Norby (who acts as Chairman), Mr. Aden, Mr. Douglass, Mr. Duncan, and Dr. Ellingsen. Also serving on the Audit Committee in 2006 and until the annual meeting of shareholders to be held in 2007 is Phillip L. Sandberg, who served as Vice Chairman of the Committee, and James R. Walker. Each of the Directors is considered “independent” as defined by NASDAQ listing standards. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors. The Board of Directors has determined that director Bryan S. Norby meets the definition of “audit committee financial expert” as defined by Item 401 of Regulation S-K, as promulgated by the Securities and Exchange Commission (“SEC”). The Audit Committee held four meetings during the fiscal year ended December 31, 2006. The responsibilities of the Audit Committee include monitoring compliance with Board policies and applicable laws and regulations, holding periodic meetings with the Bank’s internal and external auditors and with the Bank’s examiners to receive reports and discuss findings, making recommendations to the full Board of Directors concerning the adequacy and accuracy of internal systems and controls, the appointment of auditors and the acceptance of audits, and monitoring management’s efforts to correct any deficiencies discovered in an audit or supervisory examination.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Schunter (who acts as Chairman), Mr. Coulson, Mr. Douglass, Dr. Ellingsen, Mr. Fewel, Mr. Norby and Mr. Shelby. The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2006. The responsibilities of the Nominating and Governance Committee include selecting and recommending to the full Board of Directors nominees for election as Director at the Annual Meeting held each year, candidates to fill any Director vacancies and persons for appointment as officers. Shareholders who wish the Nominating and Governance Committee to consider their recommendations for nominees for Director to be elected in 2008 should submit their recommendations in writing to the Nominating and Governance Committee in care of the Company’s Secretary at the Company’s principal executive office; additional information is set forth in the section of this Proxy Statement entitled “Information Concerning Shareholder Proposals and Director Nominations.”

Each member of the Nominating and Corporate Governance Committee is independent as defined by the NASDAQ listing standards, except for Mr. Fewel. The Nominating and Corporate Governance Committee does not have a charter. The Nominating and Corporate Governance Committee also has not adopted a policy with regard to consideration of director candidates recommended by security holders except to the extent that Article I, Section 9 of the Company's Bylaws states as follows:

Only persons who are nominated in accordance with the procedures set forth in the Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article I, Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Nominating and Governance Committee has not determined whether it is necessary to adopt any additional criteria or procedures. The Nominating and Governance Committee will consider director candidates recommended by shareholders and use the same qualifications for consideration of those candidates as it would for candidates recommended by members of the Nominating and Governance Committee.

The Board of Directors held seven meetings and Committees of the Board of Directors, in total, held ten meetings during the fiscal year ended December 31, 2006. All of the Directors attended more than seventy-five percent of the meetings of the Board of Directors and all of the Directors attended more than seventy-five percent of the meetings of the Committees on which they serve during the fiscal year ended December 31, 2006. The Board of Directors has not established a process for shareholders to send communications to the Board of Directors. Shareholders have adequate means of communicating with the Company and such a process is not necessary. Ten Directors attended the 2006 annual meeting.

Audit Committee Report

The following is a report of the Audit Committee of the Board of Directors, which is responsible for establishing and administering the Company’s internal controls.

The Audit Committee of the Board of Directors is composed of seven directors who are independent Directors as defined by the listing standards of the NASDAQ. The Board of Directors has adopted a written charter for the Audit Committee; a copy of the Charter as revised and adopted on September 20, 2005 was included as Appendix A to the Company’s proxy statement filed on April 11, 2006. The Board of Directors has determined that all of the members of the Audit Committee meet the independence requirements as defined under the NASDAQ listing standards and reaffirmed that each member has no material relationship with the Company that would jeopardize the director’s ability to exercise independent judgment. The Board of Directors has determined that director Bryan S. Norby meets the definition of “audit committee financial expert” as defined by Item 401 of Regulation S-K.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent registered public accountants. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The independent registered public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee's responsibility is to oversee these processes and the activities of the Company’s internal audit department

In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement On Auditing Standards No. 61, “Communication with Audit Committees.”

The Company’s independent registered public accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No.1, “Independence Discussions with Audit Committees.” The Audit Committee also considered the compatibilities of non-audit services with the accountants’ independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. The Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee meets with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The aggregate fees billed by Moss Adams LLP for professional services for the audit of the Company’s annual consolidated financial statements for fiscal 2006 and the review of the consolidated financial statements included in the Company’s Annual Report on Form 10-KSB for fiscal 2006 were $51,700. There were no fees billed by Moss Adams LLP to the Company for financial information systems design and implementation for fiscal 2006. The aggregate fees billed to the Company for all other services rendered by Moss Adams LLP for fiscal 2006 were $4,884.

This report is submitted by the Audit Committee. Its members are:

Bryan S. Norby, CPA, Chairman

Phillip L.Sandberg, Vice Chairman

Dwight B. Aden, Jr.

Harlan D. Douglass

Freeman B. Duncan

Donald A. Ellingsen, M.D.

James R. Walker

Officers

In addition to Mr. Fewel, the executive officers of the Company are:

Holly A. Austin—Ms. Austin is 36 and is an officer of the Bank and Secretary/Treasurer of the Company. She is a certified public accountant and has been employed by the Bank since June 1997. Prior to that time, between 1992 and 1997, Ms. Austin worked for a public accounting firm with offices in Spokane. She currently is Senior Vice President and Cashier of the Bank.

Christopher C. Jurey—Mr. Jurey is 57 and has employed by the Bank since 1989; he has been an officer of the Bank since 1991. He currently is Executive Vice President of the Bank and Chief Financial Officer of the Bank and the Company.

There are no family relationships among these directors and executive officers. There also are no arrangements or understandings between these persons and any one of the other named persons pursuant to which any of these persons have been selected for the office or position.

The persons described above and the following persons are the executive and senior officers of the Bank.

James M. Abrahamson—Mr. Abrahamson is 65 and has been an officer of the Bank since 1996. He currently is a Senior Vice President and Chief Credit Offer. Mr. Abrahamson plans to retire in May 2007.

Douglas J. Beaudoin—Mr. Beaudoin is 55 and has been an officer of the Bank since 1998. He currently is a Senior Vice President and manager of the Bank’s mortgage department.

Elizabeth A. Herndon—Ms. Herndon is 52 and has been an officer of the Bank since 1995. She currently is a Senior Vice President and Branch Administrator.

Ronald G. Jacobson—Mr. Jacobson is 51 and has been an officer of the bank since 2001. Prior to that time, between 1989 and 2001, Mr. Jacobson worked as a Vice President in the private banking department of a community based financial institution headquartered in Spokane. He currently is a Senior Vice President and Commercial Team Leader.

Mark V. Dresback—Mr. Dresback is 47 and has been an officer of the Bank since 2001. Prior to that time, between 1994 and 2001, Mr. Dresback worked as a commercial loan officer at a community based financial institution headquartered in Spokane. He currently is a Senior Vice President and Commercial Team Leader.

Remuneration of Directors and Officers

The Summary Compensation Table following the Compensation Discussion and Analysis section sets forth all compensation paid during the last fiscal year to the Chief Executive Officer, principal financial officer and three other most highly compensated executive officers of the Company and the Bank, its significant subsidiary. Compensation for Directors is described in a separate table. Other than as detailed, below, no officer or director of the Company has received any other remuneration or indirect financial benefit.

Compensation Discussion and Analysis

General Philosophy

The Bank’s Board of Directors has established a Compensation Committee (“Committee”) which is responsible for establishing and administering the Bank’s executive and director compensation. The Committee consists only of independent non-employee directors; it does not operate under a formal written charter. The Company does not have a Compensation Committee.

Executive Compensation

The Committee’s compensation objective is designed to attract and retain the best available talent while efficiently utilizing available resources. The Committee seeks to compensate employees with a complete and competitive package while maintaining internal and external equality. The Committee compensates executive and senior-level management with a mix of base salary, incentive bonus, and equity compensation designed to be competitive with comparable employers in the financial services industry and to align senior management’s compensation with the long-term interests of shareholders. The process for establishing compensation consists of targeting overall compensation for each senior manager and allocating that compensation among base salary and incentive compensation. The Committee believes that a meaningful portion of total compensation should be earned through incentive compensation.

Targeted Overall Compensation

To assist the Committee in establishing targeted aggregate levels of compensation that will be paid if performance goals are fully met, the Committee reviews information made available to it through several sources: Milliman Consultants and Actuaries publishes a detailed salary survey report, the Northwest Financial Industry Salary Survey; Moss Adams LLP surveys its financial institution clients and makes the results available to participants in the survey through the Moss Adams Bankers Compensation Survey; and, public information is available from companies that file financial information with the SEC. These resources detail executive and senior-level management compensation paid by financial institutions located in the Bank’s general market area and throughout the Northwest.

To the extent possible, the Committee reviews compensation paid by companies of approximately the same asset size as the Bank, which are located as geographically close to the Bank’s market area as possible. The review is expanded, as necessary, to obtain a large enough sample size to make meaningful conclusions. The Committee takes into consideration both the Bank’s financial performance compared to the performance of the peer group and the Bank’s performance to prior year budget. Because there are a limited number of companies of similar size to the Bank, the Committee also considers performance compared to national peer group information provided by the Federal Financial Institutions Examination Council (FFIEC). The Committee does not limit its review to publicly traded companies; it also considers a number of banks which provide direct competition in the states of Washington and Idaho. The Bank’s financial performance compared favorably to the national peer group. Performance compared to more local competitors was mixed. Institutions headquartered in north Idaho tended to outperform the Bank, while the Bank tended to outperform institutions headquartered in eastern Washington. The peer group consists of companies that recruit individuals to fill executive management positions who have similar skills and background to those that the Bank recruits.

The Committee looked extensively at a number of factors, particularly the estimated total compensation for company executives in the peer group. The Committee also considered the specific performance of peer banks in the study and the anticipated difficulty of replacing key members of executive management. The Committee concluded that the top five officers at the Bank are compensated at a level that is competitive, but that is neither especially high nor especially low when compared to compensation paid by peer institutions.

Based on its analysis, the Committee determined that no significant change to executive compensation was warranted and that changes to base pay should be nominal. The Committee felt that, over time, there should be increased reliance on bonus or incentive pay related to meeting budgeted goals; however, no change was proposed to the existing incentive plan.

Allocation among Components

Under the Committee’s compensation structure, the mix of base salary, cash bonus, and equity compensation varies depending upon the employment level. In allocating compensation among these elements, the Committee believes that the compensation should be meaningfully performance-based. However, the

Committee also recognizes that, to the extent that a greater portion of total compensation is in the form of base salary, sound judgment in business decisions will not be influenced by incentive payouts.

Executive officers and officers designated as part of senior management are eligible to participate in the Executive Incentive Plan administered by the Committee. These officers, along with other Bank officers, may be granted equity-based awards from time to time. Four officers, the President/Chief Executive Officer, the Chief Financial Officer, the Cashier and the Chief Credit Officer are eligible only for incentive payments through the Executive Incentive Plan and are targeted to receive between 20% and 25% of their cash compensation from incentive payouts, as follows:

Cash Incentive Opportunity as a Percent of Salary
President/Chief Executive Officer	25%
Chief Financial Officer	20%
Cashier	20%
Chief Credit Officer	20%
Other Senior Managers	5%

Four other officers (Other Senior Managers), who serve as part of the senior management team, spend relatively little time in that role and participate in other incentive plans. The primary responsibility of three of those four officers is loan production and they are compensated, as is any loan officer, based on their level of loan production. The fourth officer oversees Bank branch managers and receives a bonus based on branch manager performance to production goals relating, primarily, to deposit production and account service charge income.

Base Salaries

The Committee provides its executive management with a level of assured cash compensation in the form of base salary that is competitive in the market, is based upon the experience level of the individual executive, is consistent with other companies with similar performance characteristics, and promotes sound judgment in daily decision making. The Committee concluded that for the Chief Executive Officer, for the fiscal year 2007, a base salary of $178,255 was appropriate. The Chief Executive Officer proposes salary levels for other executive and senior-level officers. The Committee concluded that the proposed salaries for other executive and senior-level officers were appropriate.

Incentive Bonuses

The Committee’s practice is to award incentive cash bonuses based upon performance objectives. Objectives are for the Bank, not for the combined results of the Bank and Company. For 2006 the performance objectives, actual results and weighting of each objective were as follows:

Objective	Weighting	Budgeted Result	Actual Result
Net income	30%	$2,706,466	$2,904,051
Asset growth	30%	10.07%	10.92%
Return on average assets	15%	1.04%	1.12%
Return on average equity	15%	11.66%	12.82%
Subjective	10%		*

*	The Committee determined that the subjective portion of the bonus would be paid at 10% for 2006, based on year-end results.

Although the Committee has established these metrics for the calculation of incentive bonuses, the Committee reserves the authority to adjust the computation to reflect unusual circumstances or exceptional performance.

With respect to meeting objectives, the Committee has established a scaled performance range with threshold and maximum limits. Achieving the threshold, which is set at 90% of goal, results in payment of 50% of the targeted payout. Achieving the maximum, which is set at 120% of goal, results in payment of 150% of the targeted payout. Other levels of goal achievement, between 90% and 120% of goal, result in payments between 50% and 150% of the targeted payout. Consistent with performance objective results, incentive payouts to the Chief Executive Officer and several other participants in the plan, as a percent of base salary, were about 3% higher than targeted by the Committee.

Equity Compensation

Historically, the primary form of equity compensation consisted of incentive stock options to various employees. Prior to May 2006, non-qualified stock options were the only form of equity compensation approved by the Board of Directors that could be awarded to employees. The Board of Directors and the Committee selected this form of equity compensation because it aligned the interests of employees to those of the shareholder and also because of accounting and tax treatments of such awards. Beginning in 2006, the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of stock options somewhat less attractive. As a result, at the Annual Meeting of Shareholders held May 15, 2006, shareholders approved the Inland Northwest Bank 2006 Share Incentive Plan, which permits the issuance of restricted stock in addition to non-qualified stock options.

The Committee determined that equity compensation awards to executives should be considered part of the Company’s overall compensation program. Currently, the Committee has not set a target as to the percentage of total compensation that equity-based compensation should represent for the Chief Executive Officer or for any other employee. The decision as to whether to award restricted stock grants or options may vary from time-to-time or from employee to employee, at the discretion of the Committee; however, it is anticipated that restricted stock will be awarded, primarily, to promote the long-term interests of the Company by retaining key Bank employees and stock options will be awarded, primarily, to attract key Bank employees. The maximum number of stock options and restricted shares that may be awarded under the Plan, as adjusted for stock dividends, is 366,583. At December 31, 2006, 200,080 shares and/or options were available for award to employees.

The Committee’s practice is to annually award equity compensation during the December meeting of the Board of Directors. In late 2005 the Board of Directors decided to seek shareholder approval of the new stock incentive plan, allowing for award of restricted stock; consequently, it delayed stock option awards that normally would have been granted in December 2005. In July 2006, after obtaining shareholder approval of the new stock incentive plan, the Board awarded restricted stock to executive officers and other Bank employees; the Board considered these awards to be related to the prior year (fiscal year 2005), consequently, it made additional restricted stock awards in December 2006 that it considered to be related to the fiscal year 2006. For the Chief Executive Officer, the total economic value of 2006 equity compensation awards totaled $35,955. These amounts reflect an economic value of 21% of 2006 base salary, keeping in mind that this amount includes awards that normally would have been made the prior year. Other named executive officers and senior officers received economic value equal to between 10.5% and 19.4% of their base salaries; again, the awards normally would have been made over a two year period, had not the 2005 awards been delayed.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation					Long-Term Compensation				All Other Compen- sation		Total
		Salary		Bonus		Other Annual Compen- sation	Awards			Payouts
							Restricted Stock Awards		Securities Underlying Options/ SARs	LTIP Payouts
Randall L. Fewel	2006	$171,449		$49,318		—(3)	$35,955	(4)	2,000	$0	4,226	(5)	$262,948
President & Chief Executive Officer

Christopher C. Jurey	2006	$120,125		$27,652		—(3)	$23,356	(4)	1,300	$0	3,304	(5)	$175,737
EVP & Chief Financial Officer

Holly A. Austin	2006	$88,400		$20,349		—(3)	$14,382	(4)	800	$0	2,560	(5)	$126,491
Secretary/Treasurer

Ronald G. Jacobson	2006	$177,874	(1)	$7,740		—(3)	$19,790	(4)	1,100	$0	28,082	(5)	$234,586
SVP & Commercial Team Leader

James M. Abrahamson	2006	$119,159	(1)	$42,856	(2)	—(3)	$12,570	(4)	700	$0	2,203	(5)	$177,487
SVP & Chief Credit Officer

(1)

Mr. Jacobson devotes the majority of his efforts to loan production and participates in an incentive program that compensates loan officers for both new loan production and the retention and enhancement of existing borrowing relationships. Payouts under this incentive program are based, primarily, on a loan officer’s level of production. Mr. Abrahamson also devoted the majority of his efforts to loan production through mid-year 2006, at which time he agreed to accept the position of Chief Credit Officer and serve in that position through the date of his planned retirement, in May 2007. Earnings reported as “salary” for both Mr. Jacobson and Mr. Abrahamson include incentive earned for loan production.

(2)

When Mr. Abrahamson agreed to move from loan production to the position of Chief Credit Officer, as detailed in Note 1, he lost the ability to generate income through participation in the incentive program that rewards lenders for loan production; a bonus was paid to compensate him for no longer being able to participate in the loan incentive program.

(3)

Perquisites and other personal benefits are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officers.

(4)

The value of the restricted stock award is based on the closing price of the Common Stock on the date of grant. The awards cliff-vest three years after the date of the grant. The number of underlying shares of common stock will be adjusted in the event of stock-splits or stock dividends, but do not earn cash dividends paid prior to vesting.

(5)

All other compensation consists of the Bank’s matching contributions to the Bank’s 401(k) retirement plan, except for Mr. Jacobson. Included in all other compensation for Mr. Jacobson is (a) matching contributions to the Bank’s 401(k) retirement plan of $3,626 and (b) supplemental executive retirement plan contributions of $24,456.

(6)	Compensation for these executive officers is not allocated between the Bank and the Company; the Company does not reimburse the Bank for any portion of their compensation.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock, per Share	Grant Date Fair Value of Stock
Randal L. Fewel	July 18, 2006	1,000	$17.830	$17,830
President & Chief Executive Officer	December 19, 2006	1,000	$18.125	$18,125

Christopher C. Jurey	July 18, 2006	700	$17.830	$12,481
EVP & Chief Financial Officer	December 19, 2006	600	$18.125	$10,875

Holly A. Austin Secretary/Treasurer	July 18, 2006	400	$17.830	$7,132
	December 19, 2006	400	$18.125	$7,250

Ronald G. Jacobson SVP & Commercial Team Leader	July 18, 2006	500	$17.830	$8,915
	December 19, 2006	600	$18.125	$10,875

James M. Abrahamson SVP & Chief Credit Officer	July 18, 2006	400	$17.830	$7,132
	December 19, 2006	300	$18.125	$5,438

No grants of options or stock appreciation rights were made to named executive officers or directors in the fiscal year ending December 31, 2006.

The aggregate number and value of options/SARs exercised by named executive officers, as well as the number and value of unexercised options/SARs outstanding for each named executive officer at year end are detailed in the following table. There were no options/SARs exercised by or outstanding to directors.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End	Value of Unexercised In-the-Money Options/ SARs at FY-End
			Exercisable/Unexercisable	Exercisable/Unexercisable
Randal L. Fewel	1,702	$14,978.85	31,787/3,928	$301,191/$29,431
President & Chief Executive Officer

Christopher C. Jurey	1,702	$14,978.85	12,798/1,721	$108,339/$12,273
EVP & Chief Financial Officer

Holly A. Austin	0	$—	8,413/1,081	$70,288/$7,280
Secretary/Treasurer

Ronald G. Jacobson	0	$—	5,827/1,202	$56,761/$8,501
SVP, Commercial Team Leader

James M. Abrahamson	0	$—	11,854/1,202	$100,427/$8,501
SVP & Chief Credit Officer

No long-term incentive plan awards were provided to named executive officers or directors in the fiscal year ending December 31, 2006.

COMPENSATION OF DIRECTORS

In 2006, Directors of the Bank (excluding the Chairman and Mr. Fewel) received an attendance fee in the amount of $250 per meeting and $150 per committee meeting. The Chairman received a $450 attendance fee per board meeting. Director-employees are not compensated for meeting attendance. Each director other than the Board Chairman and Mr. Fewel also received 300 shares of Common Stock of the Company as additional compensation. The Board Chairman received 400 shares of Common Stock of the Company as additional compensation. No other compensation arrangement has been established for the directors of the Company as yet.

Director Compensation

	Fees Earned and Paid in Cash		Fees Earned and Paid in Stock (2)	Total
Dwight B. Aden, Jr.	$5,100		$5,541	$10,641
Katie Brodie	$250	(1)	$—	$250
Jimmie T.G. Coulson	$6,200		$5,541	$11,741
Harlan D. Douglass	$4,800		$5,541	$10,341
Freeman B. Duncan	$4,550		$5,541	$10,091
Donald Ellingsen, MD	$3,700		$5,541	$9,241
Clark H. Gemmill	$3,600		$5,541	$9,141
Bryan S. Norby	$4,400		$5,541	$9,941
Richard H. Peterson	$7,800		$5,541	$13,341
Phillip L. Sandberg	$7,200		$5,541	$12,741
Frederick M. Schunter	$8,700		$5,541	$14,241
William E. Shelby	$11,250		$7,388	$18,638
James R. Walker	$6,200		$5,541	$11,741
Jennifer West	$250	(1)	$—	$250

(1)	Ms. Brodie and Ms. West were appointed to fill vacant Board positions and attended their first Board meeting in December 2006.

(2)	300 shares per Director, with the exception of the Chairman, Mr. Shelby, who receives 400 shares. Market value at date of issue was $18.47 per share.

The aggregate annual remuneration of named executive officers and directors of the Bank as a group was $871,971 for fiscal year 2006, exclusive of restricted stock awards to named executive officers. Including restricted stock awards the aggregate annual remuneration of named executive officers and directors of the Bank was $977,250.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Beneficial Owners

The following table details individuals known to the Company to be beneficial owners of five-percent or more of Company stock:

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Common Stock	Harlan D. Douglass E. 815 Rosewood Spokane, WA 99208	222,880	(1)	9.97%

Common Stock	Estate of Ronald C. Yanke P.O. Box 5405 Boise, ID 83705	131,871	(2)	5.89%

(1)	Includes shares held jointly with or individually by Mr. Douglass’s spouse and 4,170 shares held by Harlan Douglass, Inc.

(2)	Registered individually to Mr. Yanke, who is deceased.

The table on the following page shows, as of December 31, 2006, the amount of common stock beneficially owned by (a) each director and director nominee; (b) the executive officers named in the compensation table ("named executive officers"); (c) all persons who are beneficial owners of five percent or more of the Company's common stock; and (d) all of the Company's directors and executive officers as a group. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

As of December 31, 2006, officers and directors as a group own of record, to the knowledge of the Company, 587,191 shares of common stock of the Company, representing 26.26% of the outstanding shares of common stock.

Security Ownership of Management and Others

Name and Position	Number of Shares Beneficially Owned (1)	Notes	Percentage of Class
Harlan D. Douglass, Director	222,880	(2)(6)	9.97%
Frederick M. Schunter, Director	65,284	(2)	2.92%
Clark H. Gemmill, Director	49,725		2.22%
Jimmie T.G. Coulson, Director	46,768	(2)(3)	2.09%
Phillip L. Sandberg, Director	40,493		1.81%
James R. Walker, Director	38,057	(2)	1.70%
Richard H. Peterson, Director	35,465		1.59%
Christopher C. Jurey, EVP/Chief Financial Officer	21,883		*
William E. Shelby, Chairman	15,263		*
Donald A. Ellingsen, Director	12,105	(4)	*
Randall L. Fewel, President/Chief Executive Officer	11,687		*
Bryan S. Norby, Director	9,251	(2)	*
James M. Abrahamson, SVP, Chief Credit Officer	7,988	(2)	*
Freeman B. Duncan, Director	5,115	(5)	*
Dwight B. Aden Jr., Director	4,711		*
Holly A. Austin, Secretary/Treasurer	490		*
Ronald G. Jacobson, SVP, Commercial Team Leader	26	(7)	*

Total	587,191	(2-7)	26.26%

*	Less than 1.0%

(1)	Shares held directly with sole voting and investment power, unless otherwise indicated.

(2)	Includes shares held with or by his/her spouse.

(3)	Includes 5,328 shares held by CINV.

(4)	Includes 9,165 shares held by Spokane Eye Clinic.

(5)	Includes 3,627 shares held in the Freeman B. Duncan Profit Sharing Plan and 832 shares held in the National Associates Spokane Corp. FBO Freeman Duncan Profit Sharing Plan.

(6)	Includes 4,170 shares held by Harlan Douglass, Inc.

(7)	Shares held for minor child.

Transaction with Affiliated Party

During the second-quarter 2006, the Bank entered into an agreement to lease property owned by Harlan D. and Maxine H. Douglass. Mr. Douglass is a Director of the Bank and the Company. The property is located in the northwest section of the city of Spokane, WA. The initial term of the lease is twenty years; the Bank has the right to extend the lease for four additional five-year periods. The Bank has received regulatory approval to establish a branch at this location and intends to do so by mid-2008. The site is improved and occupied by a long-term tenant; the Bank has entered into an agreement to sub-lease the property to this tenant through April 2007, at which time it will demolish the existing building and begin construction of the new branch. Terms and conditions of the lease are considered to be consistent with those offered to the Bank on other similar properties by non-affiliated parties. The lease was filed as Exhibit 10.1.11 to the Company’s 10QSB, filed with the SEC on August 4, 2006.

Employment and Change of Control Agreements

The Bank has entered into an employment agreement with Mr. Fewel that provides for a continuous employment term until such time as the Bank notifies him that the Bank will establish an employment term of one-year, commencing with the date of receipt of such notice by him. Upon receiving such notice Mr. Fewel could resign and continue to receive payment of his fixed-salary and certain benefits for a period of one-year. The agreement provides that, during the term of the agreement, he will remain employed in an executive position, with no reduction in his fixed-salary should his position change and that his fixed-salary will be adjusted annually at the discretion of the Board. The fixed-salary will not be decreased from year-to-year; however, incentive payments, if any, and other benefits may be more or less than received in prior years. The Bank may terminate Mr. Fewel’s employment without cause; however, in that case, he would continue to receive payment of his fixed salary and certain benefits for a period of one-year.

In the event of a change in control of the Company, the agreement provides for a severance payment to Mr. Fewel if his employment is terminated or if he resigns during a thirty-six month period following the date of the change in control; other benefits are discontinued, except as may be required by law. Any severance payment made to him will be reduced to the extent necessary to meet the requirements of Internal Revenue Service regulations then in effect, as well as the rules, regulations or lawful directives of other agencies with regulatory or supervisory authority over the Company or the Bank. The Bank’s obligation for payment to Mr. Fewel under any of the above-described circumstances may be reduced, in part or in full, if he receives compensation from a successor employer or from self-employment while the Bank is making payment to him. If the successor employer is a financial institution located within the Bank’s market area, and if he has not obtained prior approval from the Bank’s Board of Directors, the Bank is under no obligation to continue any payment of salary or benefits.

The Bank has entered into a similar employment agreement with Mr. Jurey; however, in the event of a change in control, the period considered for severance payments is twenty-four months. Employment agreements with Ms. Austin and other non-executive officers are consistent as to all terms; with the exception that the period considered for severance payment is twelve months.

Incentive Plan for Senior Management

The purpose of the Executive Incentive Plan (the “EIP”) is to reward senior Bank management for its efforts in meeting or exceeding the annual goals presented to the Board of Directors during the annual budgeting process. The EIP defines a number of factors that are considered to be of importance by the Board in enhancing the long-term viability of the bank and return to shareholders. A portion of each officer’s total compensation is dependent upon performance in relation to budget, adjusted to reflect the Bank’s overall performance in comparison to that of similar financial institutions. Incentive payments made to named executives under the EIP are disclosed in the table detailing executive compensation.

Employee Benefits

The Bank maintains a 401(k) profit sharing plan covering all employees who meet certain eligibility requirements. The plan provides for employees to elect up to 50% of their compensation to be paid into the plan. The Bank’s policy is to match contributions equal to 50% of the participant’s contribution, not to exceed 2.5% of the participant’s compensation. Vesting occurs over a six-year graded vesting schedule. Expenses associated with the plan were $99,492 and $94,960 for the years ended December 31, 2006 and 2005, respectively.

The Bank maintains a nonqualified deferred compensation plan under which eligible participants may elect to defer a portion of their compensation, with prior annual approval of the Board of Directors. The Bank does not match contributions to this plan, but does credit interest on amounts deferred based on the tax-equivalent rate earned on its bank-owned life insurance policies. Expenses associated with the plan were $10,489 and $7,331 for the years ended December 31, 2006 and 2005, respectively. Accrued liabilities associated with the plan were $220,283 and $154,593 for December 31, 2006 and 2005, respectively. To fund benefits under this plan, the Bank is the owner and beneficiary of single premium life insurance policies on certain current and past employees. At December 31, 2006 and 2005, the cash value of these policies was $3,432,503 and $3,313,771, respectively.

The Bank maintains unfunded, nonqualified executive income and retirement plans for certain of its current and retired senior executives under which participants designated by the Board of Directors are entitled to supplemental income or retirement benefits. Expenses associated with these plans were $37,826 and $37,207 for the years ended December 31, 2006 and 2005, respectively. Accrued liabilities associated with these plans were $217,892 and $204,704 for December 31, 2006 and 2005, respectively.

Stock Option Plan

Stock options vest over a five-year period and expire ten years from the date of the grant. The exercise price of each option equals the fair market value of the Company's stock on the date of grant.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected life of options granted represents the period of time that options granted are expected to be outstanding. Expected volatilities are based on historical volatility of the Company's stock. Historical forfeiture rate is nominal. Expected dividend yield reflects the Company's expected future dividend rates.

	Risk Free Interest Rate	Expected Life (Years)	Expected Volatility	Expected Forfeiture Rate	Expected Dividend Yield
Options granted in 2005	3.94%	7	21.86%	0.00%	1.00%
Options granted in 2006	4.49%	7	25.56%	0.00%	0.88%

Stock option activity is summarized in the following table:

	2006		2005
	Shares Actual	Weighted- Average Exercise Price	Shares Actual	Weighted- Average Exercise Price
Outstanding options, beginning of year	139,079	$9.69	137,072	$9.62
Granted	3,675	$17.35	2,205	$12.74
Exercised	(18,702)	$8.94	(63)	$7.47
Forfeited	(3,916)	$11.81	(134)	$7.47

Outstanding options, end of year	120,136	$9.95	139,079	$9.69

Options exercisable at year end	100,932		108,338

Weighted-average fair value of options granted during the year	$6.18		$4.25

Options outstanding at December 31, 2006 were as follows:

	Options Outstanding				Exercisable Options
Price ranges	Number Outstanding at End of Year	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Intrinsic Value of Stock Options	Number Exercisable at End of Year	Weighted- Average Exercise Price	Intrinsic Value of Stock Options
($7.46)	20,637	3.96	$7.46	$223,294	20,637	$7.46	$223,289
($7.47 through $11.36)	39,027	4.35	$8.09	$397,641	36,475	$8.08	$372,191
($11.37 through $17.57)	60,472	5.00	$12.00	$380,032	43,820	$11.51	$296,776

Total	120,136	4.61	$9.95	$1,000,967	100,932	$9.44	$892,256

For the year ended December 31, 2006 cash proceeds of $167,162 were received from the exercise of options.

The pre-tax compensation expense yet to be recognized for stock-based awards that have been awarded but not vested is as follows:

	Stock Options	Restricted Stock	Total Awards
2007	$15,569	$59,441	$75,010
2008	8,099	58,443	66,542
2009	3,329	45,469	48,798
2010	993	—	993
2011	88	—	88

Total	$28,078	$163,353	$191,431

The following table illustrates the effect of the change, from applying the original provisions of SFAS No. 123, to the adoption of SFAS No. 123(R), on the Company's results of operations for the year ended December 31, 2006.

	Using Previous Accounting	Equity-based Compensation Adjustments	As Reported
Income before income taxes	$4,171,475	$(41,183)	$4,130,292
Income taxes	$1,363,857	$(13,465)	$1,350,392

Net income	$2,807,618	$(27,718)	$2,779,900

Basic earnings per share	$1.26	$(0.02)	$1.24
Diluted earnings per share	$1.23	$(0.01)	$1.22

Transactions with Management and Others

The Company, through its Bank subsidiary, has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders. Aggregate loan balances with related parties at December 31, 2006 and 2005, were $2,363,141 and $2,053,487, respectively. During the years ended December 31, 2006 and 2005, total principal additions were $673,262 and $1,994,109 and total principal payments were $363,608 and $2,250,859, respectively. Aggregate deposit balances with related parties at December 31, 2006 and 2005, were $2,200,330 and $1,552,675, respectively. All related party loans and deposits which have been made, in the opinion of management, are on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the SEC initial reports of beneficial ownership (“Forms 3”) and reports of changes in beneficial ownership of common Stock and other equity securities of the Company (“Forms 4”). To the Company's knowledge, no one beneficially owns more than 10% of the Common Stock. Directors, executive officers and greater than 10% shareholders of the Company are required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. The Company has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings. To the Company's knowledge, based solely on a review of the reports filed on behalf of its directors and executive officers by the Company and written representations from such persons that no other reports were required, all Section 16(a) filing requirements applicable to its directors and executive officers were complied with for fiscal 2006 with one exception, a trade transacted by Mr. Fewel on October 25, 2006 was reported five days late.

2.    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Moss Adams, LLP, 601 West Riverside Avenue, Suite 1800, Spokane, Washington 99201 [(509) 747-2600] as the independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiary for the fiscal year ending December 31, 2007; the shareholders are asked to consider and vote upon the ratification of such selection. The Board of Directors recommends that the shareholders vote for ratification of the selection of Moss Adams, LLP as the independent registered public accounting firm.

Moss Adams, LLP and its predecessor, McFarland & Alton, P.S., have examined the financial statements of the Bank since the Bank’s organization in 1989 and the consolidated financial statements of the Company and its subsidiaries since the Company became a holding company for the Bank in 1993. A representative of that accounting firm will be present at the Annual Meeting with the opportunity to make a statement if desired and to respond to appropriate questions.

The following table summarizes the fees that Moss Adams, LLP charged the Company for the listed services during 2005 and 2006:

Type of fee:	2005	2006	Description
Audit fees:	$49,400	$51,700	2005 and 2006: Services in connection with the audit of our annual financial statements and the review of our financial statements included in our reports on Forms 10-QSB and 10-KSB.

Audit related fees:	0	0	2005 and 2006: None.

Tax fees:	4,000	4,884	2005 and 2006: Services in connection with the preparation of Federal and State of Idaho income tax returns.

All other fees	0	0	2005 and 2006: None.

	$53,400	$56,584

OTHER BUSINESS

No other business is intended to be brought before the Annual Meeting by the Board of Directors, nor is the Board of Directors aware of any other business to be brought before the Annual Meeting by others. If, however, any other business properly comes before the Annual Meeting, the enclosed proxy authorizes the persons named in the proxy to vote on such other business in their discretion.

Information Concerning Shareholder Proposals and Director Nominations

Under the Securities and Exchange Commission rules, for stockholder proposals to be considered for inclusion in next year’s proxy statement, they must be submitted in writing to Holly A. Austin, Secretary, Northwest Bancorporation, Inc., 421 West Riverside Avenue, Spokane, Washington 99201 on or before December 17, 2007. In addition, our bylaws provide that for directors to be nominated by shareholders or other proposals to be properly presented at a shareholders meeting, we must receive notice of any nomination or proposal between February 10 and March 9, 2008. If our 2008 Annual Meeting is not held within 30 calendar days of May 15, 2008, or is held 30 calendar days earlier than May 15, 2008, to be timely, the notice by the shareholder must be received not later than the close of business on the tenth day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever occurs first.

Directors, officers, and employees of the Company and the Bank may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

REPORT TO SHAREHOLDERS

The Annual Report on Form 10-KSB (without exhibits) of the Company for the fiscal year ended December 31, 2006 is also enclosed with this Proxy Statement. The Annual Report includes a description of the business and property of the Company; these descriptions are included by reference herein. The consolidated financial statements of the Company (appearing under the heading “Northwest Bancorporation, Inc. and Subsidiary, Report of Independent Registered Public Accounting Firm and Financial Statements, December 31, 2006 and 2005” in the Annual Report) and the information regarding lack of changes in or disagreements with accountants of the Company (appearing in Part II, Item 3 of the Annual Report) which are contained in the Annual Report are incorporated by reference herein.

AVAILABLE INFORMATION

The Company currently files periodic reports and other information with the SEC. Such information and reports may be obtained as follows:

•

You may read and copy the information and reports at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

•	You will find the information and reports on the SEC Internet site at http://www.sec.gov/.

•

You can access the Bank's website at http://www.inb.com/. Links to the SEC Internet site are provided on the Bank’s website. Additional information, including recent press releases, is also available on the Bank's Website.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ WILLIAM E. SHELBY William E. Shelby
Chairman

April 9, 2007

NORTHWEST BANCORPORATION, INC.

421 W. Riverside

Spokane, Washington 99201

The undersigned hereby constitutes and appoints RANDALL L. FEWEL, WILLIAM E. SHELBY or HOLLY A. AUSTIN, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of the undersigned which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of NORTHWEST BANCORPORATION, INC. to be held on Monday, May 14, 2007 at 5:30 p.m. (PDT) or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE BELOW ITEMS. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY SPECIFICATIONS MADE BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BELOW ITEMS.

(1)	Election of five Directors for a three-year term.

	Nominees: Katie Brodie Clark H. Gemmill Frederick M. Schunter William E. Shelby Jennifer West	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name below:

(2)	Ratification of the selection of Moss Adams, LLP as independent certified registered public accounting firm for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	To vote in their discretion upon such other matters as may properly come before the Annual Meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(To be signed on the other side)

NORTHWEST BANCORPORATION, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2007 AT 5:30 P.M. (PDT) AT:

INLAND NORTHWEST BANK

421 WEST RIVERSIDE

SPOKANE, WASHINGTON 99201

PLEASE FILL IN, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Shareholder’s signature must agree with name appearing on mailing label. If the shares are held in joint tenancy, all parties to the joint tenancy must sign. When signing the proxy as attorney-in-fact, personal representative, trustee, or guardian, please indicate capacity in which you are signing.

	Shareholder’s Signature	Date

MAILING LABEL	Shareholder’s Signature	Date
(OVER)